Exhibit 99.2

DEL MONTE FOODS HOLDINGS LIMITED BROTH AND STOCK BUSINESS

Special Purpose Abbreviated Financial Statements (Unaudited) As of and For the Nine Months Ended

January 25, 2026

DEL MONTE FOODS BROTH AND STOCK BUSINESS

Statement of Assets Acquired (Unaudited)

(Dollars in thousands)	January 25, 2026
Assets:
Inventories	20,232
Prepayments	1,451
Intangible assets	87,776
Total assets	$109,459

See accompanying notes to special purpose abbreviated financial statements.

DEL MONTE FOODS BROTH AND STOCK BUSINESS

Statement of Revenue and Direct Expenses (Unaudited)

Nine Months Ended
(Dollars in thousands)	January 25, 2026
Revenue	$93,130
Cost of products sold	65,678
Gross profit	27,452
Selling, distribution, and administrative expenses	9,185
Impairment loss	710
Operating income	$17,557

See accompanying notes to special purpose abbreviated financial statements.

DEL MONTE FOODS BROTH AND STOCK BUSINESS

Notes to Special Purpose Abbreviated Financial Statements

January 25, 2026

(Dollars in thousands)

1.	DESCRIPTION OF BUSINESS

Del Monte Foods Holdings Limited and certain of its affiliates (the “Company” or “Del Monte”) entered into an Asset Purchase Agreement (the “Agreement”) on January 15, 2026 with B&G Foods North America, Inc. (the “Buyer”), which provides for the sale of certain assets of Del Monte, pertaining to the Del Monte Foods Broth and Stock Business (the “Broth and Stock Business”). The sale closed on March 19, 2026. The transaction included broth and stock product lines sold under the College Inn and Kitchen Basics brands, certain trademarks and licensing agreements and certain co-manufacturing agreements. The operating results for the Broth and Stock Business were primarily included in Del Monte’s Flavor and Meal Enhancer (FLAME) segment. The accompanying special purpose abbreviated financial statements for the Broth and Stock Business present the assets acquired as of January 25, 2026, and the revenue and direct expenses for the nine months ended January 25, 2026.

The accompanying special purpose abbreviated financial statements consist of balances and activity of the Broth and Stock Business. The special purpose abbreviated financial statements were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission. These special purpose abbreviated financial statements do not necessarily reflect what the results of operations, financial position, or cash flows would have been had the Broth and Stock Business been a separate entity nor are they indicative of future results of the Broth and Stock Business.

These statements should be read in conjunction with the audited financial statements and footnotes of the Broth and Stock Business for the fiscal year ended April 27, 2025 that are filed as an exhibit to the same Form 8-K/A to which these financial statements are filed as an exhibit. The accounting policies used in preparing these financial statements are the same as those described in Note 2 and Note 3 to the audited financial statements in this Form 8-K/A.

2.	INVENTORIES

(in thousands)	January 25, 2026
At cost
Raw materials	$124
Work-in-process	2,632
2,756
At net realizable value (NRV)
Finished goods	17,476
$20,232

The cost of inventories recognized at net realizable value as of January 25, 2026, was $17.6 million. The cost of inventories recognized as expense during the year was $65.7 million.

Source of estimation uncertainty

Allowance for inventory obsolescence and NRV

An allowance for inventory obsolescence is recognized when inventory items are specifically identified as obsolete, have remained unsold for a certain period, or have otherwise experienced a decline in selling prices. Obsolescence is based on the physical and internal condition of inventory items. Obsolescence is also established when inventory items are no longer marketable. Obsolete goods, when identified, are written off. In addition to an allowance for specifically identified obsolete inventory, an estimation is made on a group basis based on the age of the inventory items. The condition of its inventory is reviewed on a regular basis.

Estimates of NRV are based on the most reliable evidence available at the time the estimates are made and reflect management’s assessment of the value at which inventories are expected to be realized. These estimates take into consideration fluctuations of price or cost directly relating to events occurring after the reporting date, to the extent that such events confirm conditions existing at the reporting date. Reviews are performed for product movement, changes in customer demand, and introduction of new products, to identify inventories which should be written down to its net realizable value, based on age, location, and standard business unit. The write-down of inventories is reviewed periodically. An increase in write-down of inventories would increase the recorded cost of sales and decrease current assets. In accordance with ASC 330, Inventory, subsequent recoveries of previously recognized write-downs are not reversed.

3.	INTANGIBLE ASSETS

(in thousands)	Indefinite life trademarks		Customer relationships and product formulations	Total
Cost
At April 27, 2025		$78,340	19,847	98,187
Impairment		(710)	‒	(710)
At January 25, 2026		$77,630	19,847	97,477

Accumulated amortization
At April 27, 2025		‒	8,867	8,867
Amortization		‒	834	834
At January 25, 2026	$	‒	9,701	9,701

Carrying Amount
At April 27, 2025		78,340	10,980	89,320
At January 25, 2026		$77,630	10,146	87,776

Indefinite-lived trademarks

The indefinite life trademarks arose from the acquisition of the “College Inn” trademark in the United States, Australia, Canada and Mexico markets and the acquisition of “Kitchen Basics” trademark in the United States and Canada. Management has designated these assets as having indefinite useful lives as the Company has exclusive access to the use of these trademarks on a royalty free basis and based on all relevant factors, there is no foreseeable limit to the period over which the assets are expected to generate cash inflows for the entity.

Changes in the carrying value of indefinite-lived trademarks were

(in thousands)	As of January 25, 2026
	College Inn	Kitchen Basics	Total
Balance at April 27, 2025	$40,000	$38,340	$78,340
Impairment losses	-	(710)	(710)
Balance at January 25, 2026	$40,000	$37,630	$77,630

Customer relationships and Product Formulations

Customer relationships relate to the network of customers with established relationship through contracts. These are finite-lived intangible assets subject to amortization and impairment testing under ASC 350-30 and ASC 360.

The following table summarizes the gross carrying value, accumulated amortization, and net carrying value of amortizable customer relationships as of January 25, 2026, in accordance with
ASC 350-30-50-2(a):

(In thousands)	Gross Carrying Value	Accumulated Amortization	Impairment	Net Carrying Value
Customer Relationships
College Inn	11,406	(8,224)	‒	3,182
Kitchen Basics	5,012	(877)	‒	4,135
Product Formulations
Kitchen Basics	3,429	(600)	‒	2,829
Total	19,847	(9,701)	‒	10,146

Impairment considerations

Indefinite-lived intangible assets are tested for impairment at least annually by comparing their estimated fair values to their respective carrying values. Under the accounting principles generally accepted in the United States of America (U.S. GAAP), indefinite-lived intangible assets are tested individually in accordance with ASC 350. If the carrying amount exceeds fair value, an impairment loss is recognized. Fair value is measured using valuation techniques consistent with the income and market approaches under ASC 820. Finite-lived intangible assets are reviewed for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable, in accordance with ASC 360. Such events or circumstances may include, among others, a significant decline in market value, significant adverse change to which the asset is being used, significant adverse change in legal factors that could affect the value, or an expectation that the asset will be disposed of before the end of its previously estimated useful life.

When indicators of impairment are present, a two-step process of testing for recoverability and measuring the impairment loss is performed by comparing the carrying amount of the asset to the estimated undiscounted future cash flows expected to result from its use and eventual disposition. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the asset's fair value.

Impairment charges related to indefinite-lived intangible assets during the nine months ended January 25, 2026 are as follows:

(in thousands)	January 25, 2026
Cost
College Inn	$40,000
Kitchen Basics	64,320
104,320
Impairment loss
Balance at beginning of the year	(25,980)
Impairment loss	(710)
(26,690)
Balance at January 25, 2026	$77,630

With regards to finite-lived intangible assets, the Company's estimates of future cash flows of the Broth and Stock Business indicate that the related long-lived intangible assets may be recoverable.

Sources of estimation uncertainty

Estimating impairment of indefinite life intangible assets

An income approach is used to determine the impairment of indefinite life intangible assets. An income approach estimates fair value of these assets based on the forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cashflows (including expected growth rates and profitability). Significant judgment by management is required to estimate the impact of macroeconomic and other factors on future cashflows. Estimates utilized in the projected cash flows include consideration of macroeconomic conditions, overall category growth rates, competitive activities, cost containment and margin expansion, Company business plans, relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions. Estimating fair value requires the Company to project future cash flows for each indefinite-lived asset and apply a discount rate reflecting market-participant assumptions about risk and return. Actual cash flows will differ from these estimates as a result of differences between assumptions used and actual operations.

With regards to finite-lived intangible assets, the Company's estimates of future cash flows of the Broth and Stock Business indicate that the related long-lived intangible assets may be recoverable.

Fair value measurements use valuation techniques consistent with the income approach under ASC 820. Changes in discount rates, long-term margins or growth rates could significantly affect the outcome of the impairment assessment. The fair value measurements for indefinite life intangible assets are classified within Level 3 of the fair-value hierarchy as such measurements incorporate inputs that are not directly observable. These values are determined based on estimates of assumptions that market participants would use in pricing the asset.

Estimating useful lives of customer relationships

The Company estimates the useful lives of its customer relationships and based on the period over which the assets are expected to be available for use. The estimated useful lives of the customer relationships are reviewed periodically and are updated if expectations differ from previous estimates due to legal or other limits on the use of the assets. A reduction in the estimated useful lives of customer relationships would increase recorded amortization expense and decrease total assets.

4.	REVENUE

Disaggregation of Revenue

(in thousands)	January 25, 2026
College Inn	$54,788
Kitchen Basics	38,342
$93,130

5.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 1, 2026, the date these special purpose interim abbreviated financial statements were available for issuance.